UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2017

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As of January 19, 2017, Chesapeake Energy Corporation (the “Company”) entered into privately negotiated purchase and exchange agreements under which the Company has issued or has agreed to issue an aggregate of 18,791,301 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in exchange for (i) 150,948 shares of 5.00% Cumulative Convertible Preferred Stock (Series 2005B), (ii) 95,600 shares of 5.75% Cumulative Convertible Preferred Stock, and (iii) 82,429 shares of 5.75% Cumulative Convertible Preferred Stock (Series A) (collectively, the “Exchange Transactions”).  The Company may engage in similar transactions in the future but is under no obligation to do so.

Pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Common Stock issued in the Exchange Transactions was issued to existing security holders of the Company and no commission or other remuneration will be paid or given for soliciting the exchanges. Other exemptions may apply.

This current report does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the securities will be made only by means of an exemption from registration under the Securities Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:   January 20, 2017